Exhibit 99.1

InfoSpace Announces Fourth Quarter and Full Year 2007 Results

BELLEVUE, Wash. (February 5, 2008) – InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the fourth quarter and the full year ended December 31, 2007.

“We are pleased that our revenue grew by fifteen percent sequentially and that overall our financial results exceeded our expectations in the fourth quarter,” said Jim Voelker, chairman and chief executive officer of InfoSpace. “These results cap a year of transformation for InfoSpace and value creation for our shareholders that included more than $500 million in special dividends. As a result of the successful sales of our mobile and directory businesses, we enter 2008 as a focused online search company with a talented team, loyal users, leading search technology, strong customer relationships and a growing distribution network. With these assets, we are confident that InfoSpace is well positioned for continued growth.”

Revenues for the fourth quarter of 2007 were $39.1 million, reflecting a $5.0 million increase over third quarter or a 15% increase, sequentially and year-over-year.

Net income for the fourth quarter of 2007 was $57.8 million compared to net income of $27.6 million in the fourth quarter of 2006. Net income was impacted by a number of notable items, including:

•	Results from discontinued operations of $131.5 million, which includes a gain from the sale of the Company’s directory and mobile assets;

•	Restructuring charges and employee expenses related to a $300 million special dividend of $45.6 million;

•	Stock-based compensation costs of $16.9 million; and

•	Tax expense of $16.4 million primarily from placing a full valuation allowance on the deferred tax asset.

Adjusted EBITDA from continuing operations was a negative $42.6 million in the fourth quarter of 2007, compared to Adjusted EBITDA from continuing operations of $1.5 million in the fourth quarter of 2006. Adjusted EBITDA includes restructuring charges and employee expenses related to a $300 million special dividend totaling $45.6 million.

Fourth Quarter 2007 Highlights and Recent Developments

In the fourth quarter of 2007, InfoSpace:

•

Declared a special dividend of $300 million, which combined with the earlier dividend resulted in more than $500 million, or $15.30 per share in cash, in special dividends distributed from May 2007 to January 2008;

•	Closed the sale of its directory business to Idearc and the sale of its mobile services business to Motricity for a combined total of approximately $360 million;

•	Extended the Yahoo! search distribution agreement into 2011;

•	Entered into agreements with six new search distribution partners, including a partnership with Real Networks to provide search within RealPlayer®;

•	Implemented a plan to realign its operating structure resulting in cost savings of approximately $7 million to $9 million annually beginning in the third quarter of 2008; and

•

Strengthened its management team with the appointment of Bruce Allenbaugh to the newly created position of Chief Marketing Officer and promoted senior executives, including David Binder as Chief Financial Officer and Treasurer, Alejandro C. Torres as General Counsel and Secretary, Sunil Thomas as Chief Technology Officer, and Eric Emans as Chief Accounting Officer.

Full Year Results

Revenues for the full year 2007 were $140.5 million, reflecting a $13.3 million or 9% decrease over the full year 2006.

Net income for the full year 2007, including results from discontinued operations of $114.6 million, which included a gain from the sale of the Company’s directory and mobile assets, was $16.9 million compared to a net loss of $15.1 million for the full year 2006.

For the full year 2007, Adjusted EBITDA from continuing operations was a negative $47.6 million, compared to Adjusted EBITDA from continuing operations of a negative $28.3 million for the full year 2006.

Cash, cash equivalents, and marketable investments as of December 31, 2007 totaled $574.8 million. Of that total, the Company has paid or expects to pay approximately $360 million related to the $300 million special dividend, employee expenses related to the dividend, severance payments and deal related fees. After these payments, the Company expects its cash balance to be between $210 million and $215 million. At the end of the year, the Company had no debt obligations.

First Quarter 2008 Outlook

For the first quarter of 2008, the Company expects revenue to be between $35 million and $37 million. Additionally, the Company expects Adjusted EBITDA to be between $2.5 million and $3.5 million and GAAP net income to be between breakeven and $1.4 million, or zero and $0.04 per share.

The Company’s guidance excludes the potential impact of any future one-time gains or losses. The Adjusted EBITDA guidance above has been prepared in a manner consistent with the historical Adjusted EBITDA data provided above and in the accompanying table.

Conference Call and Webcast

A conference call will be held today at 2 p.m. Pacific/ 5 p.m. Eastern. The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site, at http://www.infospaceinc.com. A replay of the call will be available approximately one hour after the call through February 14, 2008, at 7:30 p.m. Pacific/ 10:30 p.m. Eastern.

Non-GAAP Financial Measures

InfoSpace’s Adjusted EBITDA from continuing operations is calculated by adjusting GAAP income (loss) from continuing operations to exclude the effects of income taxes, depreciation, stock-based compensation expense, loss on investments, net, and other income, net (including such items as interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed in the accompanying table to the preliminary condensed consolidated financial statements.

InfoSpace’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and gains that are not indicative of our core business operating results. InfoSpace believes that management and the investors benefit from referring to this non-GAAP financial measure in assessing InfoSpace’s performance. Adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. A table reconciling the Company’s Adjusted EBITDA to income (loss) from continuing operations in accordance with GAAP accompanies the preliminary condensed consolidated financial statements in this release.

About InfoSpace, Inc.

InfoSpace, Inc. is a leading developer of metasearch products to help people easily search and discover the web. InfoSpace uses its proprietary metasearch technology that combines the top results from the leading search engines to power a portfolio of branded Web sites, including Dogpile (www.dogpile.com) and WebFetch (www.webfetch.com.) For the second consecutive year, Dogpile ranked highest in customer satisfaction among search engines, according to JD Power and Associates. More information can be found at www.infospaceinc.com.

###

Contact:

Stacy Ybarra, InfoSpace

425.709.8127

stacy.ybarra@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include without limitation statements regarding our continuing generation of cash flow, and our projected financial performance for the first quarter of 2008. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include general economic, industry and market sector conditions, the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses and the successful execution of the Company’s strategic initiatives and restructuring plans. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q as filed from time to time, in the section entitled “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Operations(1)

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Year ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Revenues	$39,058	$34,053	$140,537	$153,800
Operating expenses: (2) (3)
Content and distribution	18,946	12,924	61,765	62,346
Systems and network operations	2,820	2,933	9,800	11,494
Product development	3,072	1,698	9,921	6,814
Sales and marketing	12,252	4,650	29,260	15,935
General and administrative	53,190	7,832	105,083	34,507
Depreciation	1,443	1,490	5,542	5,044
Restructuring(4)	8,221	4,527	9,590	62,316
Other, net	—	—	(3,248)	—

Total operating expenses	99,944	36,054	227,713	198,456

Operating loss	(60,886)	(2,001)	(87,176)	(44,656)
Loss on investments, net	(2,182)	—	(2,117)	—
Other income, net	5,738	5,522	18,227	19,581

Income (loss) from continuing operations before income taxes	(57,330)	3,521	(71,066)	(25,075)
Income tax benefit (expense)	(16,354)	27,248	(26,678)	29,060

Income (loss) from continuing operations	(73,684)	30,769	(97,744)	3,985

Discontinued operations:(1)
Loss from discontinued operations, net of taxes	(8,440)	(3,152)	(25,307)	(19,073)
Gain on sale of discontinued operations, net of taxes	139,925	—	139,925	—

Net income (loss)	$57,801	$27,617	$16,874	$(15,088)

Earnings per share - Basic
Income (loss) from continuing operations	$(2.21)	$0.98	$(2.99)	$0.13
Loss from discontinued operations	(0.25)	(0.10)	(0.78)	(0.61)
Gain on sale of discontinued operations	4.20	—	4.29	—

Net income (loss) per share - Basic	$1.74	$0.88	$0.52	$(0.48)

Weighted average shares outstanding used in computing basic net income (loss) per share	33,291	31,376	32,640	31,254

Earnings per share - Diluted
Income (loss) from continuing operations	$(2.21)	$0.93	$(2.99)	$0.12
Loss from discontinued operations	(0.25)	(0.10)	(0.78)	(0.58)
Gain on sale of discontinued operations	4.20	—	4.29	—

Net income (loss) per share - Diluted	$1.74	$0.83	$0.52	$(0.46)

Weighted average shares outstanding used in computing diluted net income (loss) per share	33,291	33,097	32,640	33,042

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Operations(1)

(Unaudited)

(Amounts in thousands, except per share data)

(1)

In the three months and year ended December 31, 2007, the Company completed the sale of its directory business. The operating results of the directory business have been presented as discontinued operations for all periods presented. Amounts for the three months and year ended December 31, 2007 include $0 and $0.5 million of payments made to employees related to the cash distribution to shareholders in May 2007, respectively. Amounts include stock-based compensation expense of $0.4 million and $1.6 million for the three months and year ended December 31, 2007, respectively, and $0.3 million and $0.7 million for the three months and year ended December 31, 2006, respectively. Income taxes related to discontinued operations were $0.4 million and $4.2 million for the three months and year ended December 31, 2007, respectively. Income taxes related to discontinued operations were $0.3 million and $5.2 million for the three months and year ended December 31, 2006, respectively. A gain, net of taxes of $72.2 million, on the sale of the directory business was recorded in the three months and year ended December 31, 2007. Revenue, operating expenses and income taxes, income and the gain on sale of these discontinued operations are presented below (in thousands):

	Three months ended		Year ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Directory
Revenue	$2,988	$7,779	$28,882	$33,103
Operating expenses and income taxes	2,036	4,640	21,746	23,546

Income from discontinued operations, net of taxes	$952	$3,139	$7,136	$9,557

Gain on sale of discontinued operations, net of taxes	$64,280	$—	$64,280	$—

In the three months and year ended December 31, 2007, the Company completed the sale of its Mobile services business. The operating results of the Mobile services business have been presented as discontinued operations for all periods presented. Amounts for the year ended December 31, 2007 include $8.6 million and $11.6 million of payments made to employees related to the cash distribution to shareholders in May 2007 and a similar distribution announced in November 2007, respectively. Amounts include stock-based compensation expense of $2.5 million and $13.5 million for the three months and year ended December 31, 2007, respectively, and $1.1 million and $4.9 million for the three months and year ended December 31, 2006, respectively. Income taxes related to discontinued operations were a benefit of $4.4 million and $17.7 million for the three months and year ended December 31, 2007, respectively. Income taxes related to discontinued operations were a benefit of $3.2 million and $14.7 million for the three months and year ended December 31, 2006, respectively. A gain, net of taxes of $39.5 million, on the sale of the Mobile services business was recorded in the three months and year ended December 31, 2007. Revenue, operating expenses and income taxes, loss and the gain on sale of these discontinued operations are presented below (in thousands):

	Three months ended		Year ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Mobile
Revenue	$16,200	$47,487	$103,488	$184,834
Operating expenses and income taxes	25,592	53,778	135,931	213,464

Loss from discontinued operations, net of taxes	$(9,392)	$(6,291)	$(32,443)	$(28,630)

Gain on sale of discontinued operations, net of taxes	$75,645	$—	$75,645	$—

(2)	Stock-based compensation expense for the three months and year ended December 31, 2007 and 2006 is allocated among the following captions (in thousands):

	Three months ended		Year ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Systems and network operations	$249	$341	$1,091	$1,194
Product development	492	238	2,383	960
Sales and marketing	3,320	399	7,948	2,400
General and administrative	12,792	984	22,636	6,715

Total stock-based compensation expense	$16,853	$1,962	$34,058	$11,269

(3)

For the three months and year ended December 31, 2007 operating expenses include payments made to employees and directors related to the cash distribution to shareholders in May 2007 and a similar distribution announced in November 2007. This amount is allocated among the following captions (in thousands):

	Three months ended		Year ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Systems and network operations	$466	$—	$668	$—
Product development	991	—	1,458	—
Sales and marketing	5,179	—	6,838	—
General and administrative	30,729	—	47,270	—

Total	$37,365	$—	$56,234	$—

(4)

Amounts for the three months and years ended December 31, 2007 and 2006 consist of gains on the sale of assets related to the mobile media operations of $0, $0, $0 and $3.3 million, respectively, and restructuring charges comprised of the following (in thousands):

	Three months ended		Year ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Employee separation costs	$7,362	$2,366	$7,963	$8,687
Stock-based compensation expense	568	1,878	670	824
Losses on contractual commitments	282	50	831	5,671
Estimated future lease losses and impairment of long-lived assets	9	233	126	2,608
Impairment of goodwill	—	—	—	31,903
Impairment of definite-lived intangible assets	—	—	—	12,623

	$8,221	$4,527	$9,590	$62,316

InfoSpace, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$498,326	$162,387
Short-term investments, available-for-sale	39,019	238,444
Accounts receivable, net	17,081	13,342
Prepaid expenses and other current assets	9,006	7,911
Assets of discontinued operations	4,730	200,998

Total current assets	568,162	623,082
Property and equipment, net	10,945	10,187
Long-term investments, available-for-sale	37,472	—
Goodwill and other intangible assets	44,123	44,123
Deferred tax assets, net	—	81,587
Other long-term assets	10,722	6,860

Total assets	$671,424	$765,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,148	$8,388
Accrued expenses and other current liabilities	78,703	29,235
Dividend payable	299,296	—
Liabilities of discontinued operations	21,753	49,017

Total current liabilities	404,900	86,640
Long-term liabilities:	634	634

Total liabilities	405,534	87,274
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,285,142	1,712,897
Accumulated deficit	(1,018,739)	(1,035,613)
Accumulated other comprehensive income (loss)	(516)	1,278

Total stockholders’ equity	265,890	678,565

Total liabilities and stockholders’ equity	$671,424	$765,839

Summary of cash, short-term and long-term investments:
Cash and cash equivalents	$498,326	$162,387
Short-term investments, available-for-sale	39,019	238,444
Long-term investments, available-for-sale	37,472	—

Cash, short-term and long-term investments	$574,817	$400,831

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Year ended
	December 31, 2007	December 31, 2006
Operating activities:
Net income (loss)	$16,874	$(15,088)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss from discontinued operations	25,307	19,073
Gain on sale of discontinued operations	(139,925)	—
Stock-based compensation	34,058	11,269
Deferred income taxes	29,998	(13,829)
Restructuring	9,590	62,316
Depreciation	5,542	5,044
Realized loss on long-term investments	2,182	—
Excess tax benefits from stock-based award activity	(24,561)	—
Net gain on sale of assets	(3,409)	(150)
Other	(196)	(28)
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	36,681	(7,055)
Other receivables	1,032	570
Prepaid expenses and other current assets	(454)	314
Other long-term assets	(718)	(1,436)
Accounts payable	(15,308)	2,527
Accrued expenses and other current and long-term liabilities	16,199	(8,035)

Net cash provided (used) by operating activities	(7,108)	55,492
Investing activities:
Proceeds from the sale of discontinued operations	359,091	—
Purchases of property and equipment	(3,684)	(7,355)
Proceeds from the sale of assets	2,838	—
Loan to equity investee	(2,000)	—
Proceeds from sales and maturities of investments	294,381	298,288
Purchases of investments	(135,354)	(313,883)

Net cash provided (used) by investing activities	515,272	(22,950)
Financing activities:
Dividend paid	(208,203)	—
Proceeds from stock option and warrant exercises	13,736	3,599
Proceeds from issuance of stock through employee stock purchase plan	1,383	1,833
Excess tax benefits from stock-based award activity	24,561	—

Net cash provided (used) by financing activities	(168,523)	5,432

Discontinued operations:
Net cash provided by operating activities attributable to discontinued operations	13,621	12,572
Net cash used by investing activities attributable to discontinued operations	(17,323)	(39,839)

Net cash used by discontinued operations	(3,702)	(27,267)

Net increase in cash and cash equivalents	335,939	10,707
Cash and cash equivalents:
Beginning of period	162,387	151,680

End of period	$498,326	$162,387

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Adjusted EBITDA from Continuing Operations Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Year ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Income (loss) from continuing operations (2)	$(73,684)	$30,769	$(97,744)	$3,985
Depreciation	1,443	1,490	5,542	5,044
Stock-based compensation	16,853	1,962	34,058	11,269
Loss on investments, net	2,182	—	2,117	—
Other income, net (3)	(5,738)	(5,522)	(18,227)	(19,581)
Income tax expense (benefit)	16,354	(27,248)	26,678	(29,060)

Adjusted EBITDA from continuing operations	$(42,590)	$1,451	$(47,576)	$(28,343)

Preliminary Adjusted EBITDA from Continuing Operations Reconciliation for Forward-Looking Guidance (4)

(Amounts in thousands)

	Ranges for the three months ending March 31, 2008
Income from continuing operations	$—	$1,400
Depreciation	1,500	1,500
Stock-based compensation	3,000	2,800
Other income, net (3)	(2,100)	(2,300)
Income tax expense	100	100

Adjusted EBITDA from continuing operations	$2,500	$3,500

(1)

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) from continuing operations is a non-GAAP financial measure and is reconciled to income (loss) from continuing operations, which the Company's management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure. Adjusted EBITDA from continuing operations results are calculated by adjusting GAAP income (loss) from continuing operations to exclude the effects of income taxes, depreciation, stock-based compensation expense, losses on investments, net, and other income, net (including such items as interest income, litigation settlements and contingencies, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. This calculation excludes the directory and mobile businesses, as they have been classified as discontinued operations in all periods presented. The Company uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. The Company’s management believes that this non-GAAP financial measure is a common measure used by investors and analysts to evaluate its performance. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations and trends affecting the Company's business. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, income (loss) from continuing operations in accordance with GAAP.

(2)	As presented in the preliminary unaudited Condensed Consolidated Statements of Operations.

(3)	Other income, net, primarily consists of interest income, gains or losses from the disposal of assets, and foreign currency transaction gains or losses.